Registration No. 333-


                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                  1933

                            HITCOM CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

            Delaware							                           87-0389677
     (State or Other Jurisdiction					              (IRS Employer
    of Incorporation or Organization)				        	Identification No.)

    700 North Second Street, Third Floor				             63102
       St. Louis, Missouri               				          (Zip Code)
(Address of Principal Executive Offices)


                            HITCOM CORPORATION
                     NON-QUALIFIED STOCK OPTION PLAN
                         (Full Title of the Plan)

                               Scott A. Beil
                      Chairman of Board of Directors
                             HitCom Corporation
                     700 North Second Street Third Floor
                            St. Louis, MO 63102
                  (Name and Address of Agent for Services)

Telephone Number, Including Area Code of Agent for Service (314) 231-1000


                      CALCULATION OF REGISTRATION FEE

                              Proposed        Proposed
Title of          Amount      maximum         maximum            Amount of
securities to be  to be       offering price  aggregate          Registration
Registered (1)    registered  per share (1)   offering price (1) fee (1)

Common Stock      750,000     $.6563          $492,225           $147.67

(1) Pursuant to Rule 457(h) (1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the OTC Bulletin Board on October 7, 1998.




FORM S-8 - PART II

Information Required in the Registration Statement

Item 3 - Incorporation of Documents by Reference

The following documents filed by HitCom Corporation (the "Company" or the "Registrant") (File No. 001-13999) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

A. Registration Statement on Form 10-SB, as amended.

B. Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modification or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4 - Description of Securities

This item is not applicable because the securities to be offered are registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5 - Interests of Named Experts and Counsel

None.

Item 6 - Indemnification of Directors and Officers

The Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director. Under current Delaware law, liability of a Director may not be limited (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the Director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and (iv) for any transaction from which the Director derives an improper personal benefit. The effect of this provision of the Company's Certificate of Incorporation is to limit or eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a Director for breach of the fiduciary duty of care as a Director including breaches resulting from negligent or grossly negligent behavior) except in those circumstances described in clauses (I) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or recession in the event of a breach of a Director's duty of care. In addition, the Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its Directors, Officers, employees and agents to the fullest extent permitted by Delaware law.


Item 7 - Exemption from Registration Claimed

Not Applicable.

Item 8 - Exhibits

The following exhibits are submitted herewith or incorporated by reference herein:

A. Exhibits

   Exhibit 4.1      Certificate of Incorporation of the Company
                    (incorporated by reference to the Company's Form 10-SB Registration No. 001-13999

   Exhibit 4.2	     Bylaws of the Company (incorporated by reference to the
                    Company's Form 10-SB Registration No. 001-13999

  	Exhibit 5.1	     Opinion of Legal Counsel - Armstrong, Teasdale, Schlafly
                    & Davis

  	Exhibit 10.1    	HitCom Corporation Non-Qualified Stock Option Plan

   Exhibit 23.1	    Consent of Independent Accountants - Moore Stevens Smith
                    Wallace, LLC

   Exhibit 23.2	    Consent of Legal Counsel - Armstrong, Teasdale, Schlafly
                    & Davis (included as part of Exhibit 5.1)

   Exhibit 24 	     Power of Attorney (included in the signature pages of
                    this Registration Statement)







Item 9 - Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.








SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on this 5th day of October, 1998.


                                                           HITCOM CORPORATION
                                                                 (Registrant)
                                         By:	              /s/  SCOTT A. BEIL
                                                                Scott A. Beil
                                                    Chairman of the Board and
                                                      Chief Operating Officer

                                   Date:                 		   October 5, 1998


KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of HitCom Corporation (the "Company") in their respective capacities set forth below constitutes and appoints Scott A. Beil, Rajan Arora and David
B. Parks and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature              Title                                   Date
/s/ Scott A. Beil      Chairman of the Board
Scott A. Beil          and Chief Operating Officer             October 5, 1998
/s/ Rajan Arora        President and
Rajan Arora            Chief Executive Officer                 October 5, 1998
/s/ David B. Parks     Executive Vice President and
David B. Parks         Chief Financial Officer                 October 5, 1998
/s/ Jeffrey S. Shier   Executive Vice President of
Jeffrey S. Shier       Sales and Marketing                     October 5, 1998
/s/ Ronald K. Mann
Ronald K. Mann         Director                                October 5, 1998